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                                                                   Exhibit 10.29

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of April 29, 1999, by and between StarMedia Network, Inc., a Delaware corporation (the "Company"), and Jack C. Chen (the "Employee").

                                    RECITALS:

        In entering into this Agreement, the Company desires to provide the Employee with substantial incentives to serve the Company without distraction or concern over minimum compensation, benefits or tenure, to develop and implement the Company's business plan and thereafter manage the Company's future growth and development and maximize the returns to the Company's stockholders.

        NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree with each other as follows:

        1.      CERTAIN DEFINITIONS

        A. Certain Definitions. As used herein, the following terms have the meanings assigned to them below:

                "Active Status" means the Employee's Employment status from the Effective Date to the Termination Date.

                "Affiliate" has the meaning ascribed to that term in Exchange Act Rule 12b-2.

                "Associate" means, with reference to any Person,

                        (a) any corporation, firm, partnership, association,
                unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities,

                        (b) any trust or other estate in which that Person has a
                substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and

                        (c) any relative or spouse of that Person, or any
                relative of that spouse, who has the same home as that Person.

                "Base Salary" means the guaranteed minimum annual salary payable by the


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        Company to the Employee pursuant to Section 4.A.

                "Beneficial Owner" A specified Person is deemed the "Beneficial Owner" of, and is deemed to "beneficially own," any securities:

                        (a) of which that Person or any of that Person's
                Affiliates or Associates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Exchange Act Rule 13d-3) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (a) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (2) is not then reportable by such Person on Exchange Act Schedule 13D (or any comparable or successor report);

                        (b) which that Person or any of that Person's Affiliates
                or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that Person or any of that Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

                        (c) which are beneficially owned, directly or
                indirectly, by (1) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of the specified Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (a) of this definition) or disposing of any voting securities of the Company or (2) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that specified Person is a member; provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such a Person's participation in good faith in a firm commitment underwriting until the


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                expiration of forty (40) days after the date of that
                acquisition. For purposes of this Agreement, " voting" a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

                "Board" means herein the entire Board of Directors of the Company, except when less than the entire Board is specified herein.

                "Business Reason" for the Company's termination of the Employee's Employment means any reason other than Cause or Disability.

                "Business Reason Termination Payment" means an amount equal to 200% of the Base Salary and Minimum Bonus applicable to the calendar year in which such termination for Business Reason takes place.

                "Cause" for the Company's termination of the Employee's Employment means:

                        (a) the Employee's final conviction of a felony.

                        (b) the Employee's continuing to engage in conduct which
                has caused or is reasonably likely to cause, demonstrable and serious injury to the Company after having been given written notice of such determination by the Required Board Majority and a reasonable opportunity to cure, which curative period shall not be less than thirty (30) days;

                        (c) the Employee's continuing failure to substantially
                perform the lawful directives of the Board (consistent with the provisions of this Agreement) or his duties and responsibilities in accordance with the provisions of this Agreement (except by reason of the Employee's incapacity due to physical or mental illness or injury) after having been given written notice of such determination by the Required Board Majority and a reasonable opportunity to cure, which curative period shall not be less than thirty (30) days, which written notice specifically identifies the provision of this Agreement which the Required Board Majority contends that Employee has continually failed to substantially perform or the directive that the Employee has not followed, the bases for the Required Board Majority's determination as set forth in the notice and the specific nature of the corrective action that the Required Board Majority proposes that the Employee take; provided, that for purposes of this clause (c), the Company shall not have Cause to give


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                such notice or thereafter terminate the Employee's Employment if such act or omission was taken or omitted to be taken by an officer or employee of the Company other than Employee or the act or omission was taken or omitted by Employee with the concurrence of a majority of the Board or the act or omission was taken or omitted by the Employee in good faith with a reasonable belief that the act or omission was authorized by a majority of the Board or otherwise in the interest of the Company;

                        (d) violation of the terms of the covenants set forth in
                Sections 7A, 7B or 7C, and, in the event of a violation of the terms of the covenants set forth in Section 7B, after having been given written notice of such determination by the Required Board Majority and a reasonable opportunity to cure, which curative period shall not be less than thirty (30) days.

                "Code" means the Internal Revenue Code of 1986.

                "Company" means StarMedia Network, Inc., a Delaware corporation, and any successor thereto, including, any Person that assumes the obligations of the "Company" hereunder, by operation of law, pursuant to
        Section 7(I) or otherwise.

                "Compensation Plan" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, on behalf of any Executive Officer or any member of the family of any Executive Officer,

                        (a) including:

                                (i) any "employee pension benefit plan" (as
                        defined in Section 3(2) of ERISA) or other "employee benefit plan" (as defined in Section 3(3) of ERISA),

                                (ii) any other retirement and savings plan,
                        including any supplemental benefit arrangement relating to any plan intended to be qualified under Section 401(a) of the Code or whose benefits are limited by the Code or ERISA,

                                (iii) any "employee welfare plan" (as defined in
                        Section 3(l) of ERISA),

                                (iv) any arrangement, plan, policy, practice or
                        program providing for severance pay, deferred compensation or insurance benefit,


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                                (v) any Incentive Plan, and

                                (vi) any arrangement, plan, policy, practice or
                        program:

        (A) authorizing and providing for the payment or reimbursement of expenses attributable to transportation and hotel occupancy while on business travel or

        (B) providing for the payment of business luncheon, long-distance charges, mobile phone monthly air time or other recurring monthly charges or any other fringe benefit, allowance or accommodation of employment but, excluding any compensation arrangement, plan, policy, practice or program to the extent it provides for annual Base Salary.

        "Disability" of the Employee means the Employee has been determined to be disabled (which determination shall be final and binding on all Persons, absent manifest error), as a result of a physical or mental illness or personal injury he has incurred, by the insurance carrier providing the disability insurance referred to in Section 5(C).

        "Effective Date" means April 29, 1999.

        "Employment" means the employment of the Employee by the Company or a subsidiary of the Company hereunder.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Executive Officer" means any of the chairman of the board, the chief executive officer, the chief operating officer, the chief financial officer, the president, any executive or senior vice president or the general counsel of the Company.

        "Extension Date" means (i) July 31, 2000, if not less than 120 days prior thereto the Company or the Employee has given the other notice of its or his election not to continue the Employment (a "Notice of Non-Extension"), or
(ii) if no Notice of Non-Extension has been given as provided in clause (i), any July 31 thereafter where not less than 120 days prior thereto the Company or the Employee has given the other a Notice of Non-Extension.

        "Good Reason" for the Employee's termination of his Employment means any of the following that occurs before the Employee gives a Notice of Termination for Good Reason and which has not been cured by the Company reasonably promptly after receipt of a notice from the Employee stating that Employee believes that Good Reason exists and setting forth in reasonable detail the basis therefor; provided that any such cure that occurs after thirty (30) days of such notice shall not be considered reasonably prompt and provided further that if such cure occurs, Employee shall not be required to give a subsequent notice if the same or a substantially similar Good Reason again occurs:

                (a) any violation or breach by the Company, in any material


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        respect, of the provisions of Section 4 of this Agreement; provided, however, that in the event that the fact or circumstance constituting Good Reason is the Company's violation or breach of the provisions of
        Section 4 and the Company is insolvent at the time of such violation or breach, the Company will have no obligation to pay to the Employee the Good Reason Termination Payment;

                (b) the assignment to the Employee of duties inconsistent in any material respect with the Employee's role as a senior executive officer of the Company (including titles, authority, duties or responsibilities inconsistent in any material respect with such role) or the taking of any action that is the equivalent of a constructive discharge;

                (c) relocation of the Employee outside of the New York metropolitan area without relocation of the principal executive offices of the Company and at least 80% of the other employees of the Company then located in the principal executive offices of the Company; or

                (d) a change in the Employee's reporting relationships; or

                (e) a change of control, which shall mean:

                        (i) The acquisition by any individual, entity or group
                (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
                (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section (e); or

                        (ii) Individuals who, as of the date hereof, constitute
                the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date


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                hereof whose election, or nomination for election by the
                Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                        (iii) Consummation of a reorganization, merger or
                consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns all of the common stock of the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;


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                or

                        (iv) Approval by the shareholders of the Company of a
                complete liquidation or dissolution of the Company.

        "Good Reason Termination Payment" means an amount equal to 200% of the Base Salary and Minimum Bonus Amount applicable to the calendar year in which such termination for Good Reason takes place.

        "Incentive Plan" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, on behalf of any Executive Officer and which provides for awards of securities or the phantom equivalent of securities, including any stock option, stock appreciation right and restricted stock plan, but excluding any plan intended to qualify as a plan under any one or more of Sections 401(a), 401(k) or 423 of the Code.

        "Minimum Bonus Amount" means the guaranteed minimum annual bonus payable to the Employee as determined pursuant to Section 4(B).

        "Notice of Termination" to or from the Employee means a written notice that:

                (a) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's Employment, and

                (b) if the Termination Date is other than the date of receipt of the notice, sets forth that Termination Date.

        "Person" means any natural person, sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or employee organization or governmental authority.

        "Publicly Traded" with respect to shares of stock of a company means traded on a national securities exchange or listed for quotation on NASDAQ.

        "Required Board Majority" means at any time at least a majority of the members of the Board, other than the Employee, voting at that time.

        "Securities Act" means the Securities Act of 1933.

        "Term" shall have the meaning set forth in Section 3.

        "Termination Date" means the earlier of the Extension Date and:

                (a) if the Employee's Employment is terminated by reason of


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        the Employee's death, the date of that death;

                (b) if the Employee's Employment is terminated by reason of the Employee's Disability, the date of the receipt by the Company or the Employee, as the case may be, of the Notice of Termination;

                (c) if the Employee's Employment is terminated by Employee for Good Reason, the date specified in the Notice of Termination, which shall be not less than ten (10) business days nor more than thirty (30) business days following the receipt by the Company of such Notice of Termination;

                (c) if the Employee's Employment is terminated by Employee for any other reason, the date specified in the Notice of Termination, which shall be not less than thirty (30) business days nor more than sixty
        (60) business days following the receipt by the Company of such Notice of Termination;

                (d) if the Employee's Employment is terminated by the Company for Cause, the date specified in the Notice of Termination, which shall be not less than three (3) business days nor more than sixty (60) business days following the receipt by the Employee of such Notice of Termination; and

                (e) if the Employee's Employment is terminated by the Company for any Business Reason, the date specified in the Notice of Termination, which shall be not less than thirty (30) business days nor more than sixty (60) business days following the receipt by the Employee of such Notice of Termination.

        "Voting Shares" means:

                (a) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation's board of directors; and

                (b) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

        B.      Other Definitional Provisions.

        (i) Except as otherwise specified herein, all references herein to any statute defined or referred to herein, including the Code, ERISA, the Securities Act and the Exchange Act, shall be deemed references to that statute or any successor statute, as the same


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may have been or may be amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

        (ii) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the word "Section" refers to a Section of this Agreement unless otherwise specified.

        (iii) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes each other gender and the neuter.

        (iv) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

        2.      EMPLOYMENT

        A. On the terms and subject to the conditions hereinafter set forth, beginning as of the Effective Date, the Company shall employ the Employee as President of the Company and the Employee will serve in the Company's employ in that position. The Employee shall perform such duties, and have such powers, authority, functions, duties and responsibilities for the Company and corporations Affiliated with the Company as are commensurate and consistent with the employment as President of the Company. The Employee also shall have such additional powers, authority, functions, duties and responsibilities as may be assigned to him by the Board.

        B. The Employee shall not, at any time during the Employment, engage in any other business activities unless these activities do not interfere materially with the Employee's duties and responsibilities for the Company at that time, except that the Employee shall be entitled, subject to the provisions of Section 7.A.:

                (a) to continue with such activities as the Employee has carried on prior to the Effective Date, including making and managing his personal investments and participating in other business, church or civic activities, provided that such activities do not include a Beneficial Ownership interest in a competitor, supplier or customer of the Company other than an investment in a Publicly Traded company of which Employee is not an employee, officer, director or partner that does not exceed 5% of the outstanding Voting Shares of such company;

                (b) to serve on civic boards, non-profit boards, charitable boards or committees and trade associations or similar boards or committees.

                (c) to serve on for-profit business boards of directors if the Company's consent shall have been obtained, which consent shall not


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        unreasonably be withheld or delayed.

        3.      TERM OF EMPLOYMENT

        Subject to the provisions of Section 5, the term of the Employee's Employment shall be for the period commencing on the Effective Date and ending on the Termination Date (the "Term").

        4.      COMPENSATION


        A. Base Salary. The Base Salary shall be payable to the Employee by the Company as a guaranteed minimum annual amount hereunder for the period from the Effective Date to the Termination Date. The Base Salary shall be payable in the intervals consistent with the Company's normal payroll schedules (but in no event less frequently than monthly), and shall be payable initially at the annual rate of $150,000.00 and shall be increased, effective as of each January 1, by an amount equal to 10% of the immediately preceding Base Salary, and from time to time by such additional amount, if any, that the Compensation Committee of the Board shall determine.


        B. Annual Bonus. The Minimum Bonus Amount shall be payable to the Employee in January of each year from the Effective Date to the Termination Date. The Minimum Bonus Amount shall be payable initially in the amount of $100,000 and shall be increased, by an amount equal to 10% of the immediately preceding Minimum Bonus Amount, and from time to time by such greater amount as the Compensation Committee of the Board shall, in its sole discretion, determine.

        C. Other Compensation. To the extent authorized by the Compensation Committee of the Board the Employee shall also be entitled to participate in any additional Compensation Plans from time to time in effect during the term of this Agreement.

        D. Tax Indemnity. Should any of the payments of Base Salary, Business Reason Termination Payment, Good Reason Termination Payment, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or any other payment in the nature of compensation, singly, in any combination or in the aggregate, that are provided for hereunder to be paid to or for the benefit of the Employee be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code, or any successor or other comparable Federal, state or local tax law by reason of being a "parachute payment" (within the meaning of Section 28OG of the Code), the Company shall pay to the Employee such additional compensation as is necessary (after taking into account all Federal, state and local taxes payable by the Employee as a result of the receipt of such additional compensation) to place the Employee in the same after tax position (including Federal, state and local taxes) he would have been in had no such excise or similar purpose tax (or interest or penalties thereon) been paid or incurred. The Company hereby agrees to pay such additional compensation within the earlier to occur of:

        (i) five (5) business days after the Employee notifies the Company that


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the Employee intends to file a tax return taking the position that such excise or similar purpose tax is due and payable in reliance on a written opinion of the Employee's tax counsel (such tax counsel to be chosen by the Employee and reasonably acceptable to the Company) that it is more likely than not that such excise tax is due and payable or

        (ii) twenty-four (24) hours of any notice of or action by the Company that it intends to take the position that such excise or similar purpose tax is due and payable or

        (iii) five (5) business days after the Employee notifies the Company that the IRS has taken the position that such excise or similar purpose tax is due and payable. The costs of obtaining the tax counsel opinion referred to in clause (i) of the preceding sentence shall be borne by the Employee, and as long as such tax counsel was chosen by the Employee in good faith and reasonably acceptable to the Company, the conclusions reached in such opinion shall not be challenged or disputed by the Company. If the Employee intends to make any payment with respect to any such excise or similar purpose tax as a result of an adjustment to the Employee's tax liability by any federal, state or local tax authority, the Company will pay such additional compensation by delivering its cashier's check payable in such amount to the Employee within five (5) business days after the Employee notifies the Company of his intention to make such payment. Without limiting the obligation of the Company hereunder, the Employee agrees, in the event the Employee makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise or similar purpose tax.

        5.      TERMINATION, DISABILITY AND DEATH

        A. Termination of Employment by the Company.

        (i) The Company shall be entitled, if acting at the direction of the Required Board Majority, to terminate the Employee's Employment at any time for Cause or for any Business Reason.

        (ii) If the Company terminates the Employee's Employment for Cause, the Company promptly after the Termination Date, and in any event within five (5) business days thereafter, shall pay to the Employee, without right of set off or counterclaim, his Base Salary to and including the Termination Date , any accrued but unpaid vacation pay and the amount of all compensation previously deferred by the Employee (together with any accrued interest or earnings thereon), in each case to the extent not theretofore paid, and, when that payment is made, the Company shall have no further or other obligations hereunder to the Employee.

        (iii) If the Company terminates the Employee's Employment for a Business Reason, the Company shall (a) promptly after the Termination Date, and in any event within five (5) business days thereafter, pay to the Employee, without right of set off or counterclaim, in each case to the extent not theretofore paid, his Base Salary to and including the Termination Date, any accrued but unpaid vacation pay and the amount of all compensation previously deferred by the Employee, if any (together with any accrued interest or earnings thereon),
(b)


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within thirty (30) days following the Termination Date, pay to the Employee, without right of set off or counterclaim, the Business Reason Termination Payment and (c) continue the Employee's Company sponsored health and disability benefits for twenty-four (24) months following the Termination Date, and, when all such payments are made and obligations fulfilled, the Company shall have no further or other obligations hereunder to the Employee.

        B.      Termination of Employment by the Employee.

        (i) The Employee shall be entitled to terminate the Employment:

        (a) For Good Reason. The Employee shall be entitled to terminate his Employment for a Good Reason at any time within sixty (60) days after the facts or circumstances constituting that Good Reason (without regard to the date of the required notice of Good Reason by the Employee to the Company) first exist and are known to the Employee, provided that at the time of any Notice of Termination therefor Good Reason continues to exist. Such termination for Good Reason shall be effective on the applicable Termination Date. In the event that the Employee terminates his Employment for Good Reason, the Company shall (a) promptly after the Termination Date, and in any event within five (5) business days thereafter, pay to the Employee, without right of set off or counterclaim, his Base Salary to and including the Termination Date, any accrued but unpaid vacation pay and the amount of all compensation previously deferred by the Employee, if any (together with any accrued interest or earnings thereon), (b) within thirty (30) days following the Termination Date, pay to the Employee, without right of set off or counterclaim, the Good Reason Termination Payment, in each case to the extent not theretofore paid and (c) continue the Employee's Company sponsored health and disability benefits for twenty-four (24) months following the Termination Date, and, when all such payments are made and obligations fulfilled, the Company shall have no further or other obligations hereunder to the Employee.

        (b) Without Good Reason. The Employee's termination of his Employment without Good Reason and other than for Disability will be effective on the applicable Termination Date. If the Employee terminates his Employment without Good Reason and other than for Disability, the Company shall pay to the Employee, promptly after the Termination Date, and in any event within five (5) business days thereafter, an amount equal to the sum of: (i) the portion of the Base Salary to and including the Termination Date which has not yet been paid,
(ii) all compensation previously deferred by the Employee, if any (together with any accrued interest and earnings thereon) which has not yet been paid, and
(iii) any accrued but unpaid vacation pay, and, when all such payments are made, the Company shall have no further or other obligations hereunder to the Employee.

        C. Termination by Reason of Disability. During the Term, the Company shall maintain, at its expense, the individual, long-term non-cancelable guaranteed renewal individual disability plan more particularly described in Exhibit B. If the Employee incurs any Disability during the Term, either the Employee or the Company may terminate the Employee's Employment during such Disability, and the Company shall pay to the Employee, promptly after the Termination Date, and in any event within five (5) business days thereafter, an amount equal to the sum of: (i) the portion of the Base Salary to and including the Termination Date which has not yet been paid, (ii) all compensation previously deferred by the Employee, if any (together with any accrued interest and earnings thereon) which has not yet been paid, and (iii) any accrued but unpaid vacation pay, and, when all such payments are made, the Company shall have no further or other obligations hereunder to the Employee.

        D. Termination of Employment by Death. Upon the death of the Employee, the Employment will be terminated on the applicable Termination Date. If the Employee's Employment is terminated by reason of the Employee's death, the Company shall pay to the Person the Employee has designated in a written notice delivered to the Company as his beneficiary entitled to such payment, if any, or to the Employee's estate, as applicable, promptly after the Termination Date, and in any event within thirty (30) days thereafter, an amount equal to the sum of: (i) the portion of the Base Salary through the end of the month in which the Termination Date occurs which has not yet been paid, (ii) all compensation previously deferred by the Employee, if any (together with any accrued interest or earnings thereon) which has not yet been paid, and (iii) any accrued but unpaid vacation pay.

        E. Return of Property. On termination of the Employee's Employment, however brought about, the Employee (or his representatives) shall promptly deliver and return to the Company all the Company's property that is in the possession or under the control of the Employee.

        F. Stock Options. Notwithstanding any provision of this Agreement to the contrary:

        (i) except in the case of a termination of the Employee's Employment for Cause or pursuant to Section 5(B)(i)(b), all stock options previously granted to the Employee under Incentive Plans that have not been exercised and are outstanding as of the time immediately prior to the Termination Date shall, notwithstanding any contrary provision of any applicable Incentive Plan, remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier; and

        (ii) in the case of a termination of the Employee's Employment for Cause or pursuant to Section 5(B)(i)(b), all stock options previously granted to Employee under Incentive Plans that have not yet vested and are outstanding as of the time immediately prior to the Termination Date shall, notwithstanding any contrary provision of any applicable Incentive Plan, terminate and be of no further force or effect as of the Termination Date.

        6.      OTHER EMPLOYEE RIGHTS

        A. Paid Vacation; Holidays. The Employee shall be entitled to not less than four (4) weeks of annual vacation and all legal holidays, during which times his applicable compensation shall be paid in full.

        B. Fringe Benefits. During the term of this agreement, the Employee is entitled to participate in the same level of fringe benefits that may be provided by the Company for its key executive employees in accordance with the provisions of any such plans, as the same may be in effect on and after the date hereof.

        C. Business Expenses. The Employee is authorized to incur, and will be entitled to receive prompt reimbursement for, all reasonable expenses incurred by the Employee in performing his duties and carrying out his responsibilities hereunder, including business meal, entertainment, first class air fare on international flights and first class on domestic flights and hotels, and other travel expenses, provided that the Employee complies in all material respects with all reasonable policies, practices and procedures of the Company relating to the submission of expense reports, receipts or similar documentation of those expenses. The Company shall either pay directly or promptly reimburse the Employee for such expenses not more than twenty (20) days after the submission to the Company by the Employee from time to time of an itemized accounting of such expenditures for which direct payment or reimbursement is sought. All such direct payments and reimbursements remaining unpaid after such 20-day period shall accrue interest in accordance with Section 7(P).

        D. Support. During the Employment, the Employee shall be provided by the Company with office space, furnishings, and facilities, administrative assistance, supplies and other support equipment (including a computer, facsimile machine and photocopier).

        7.      GENERAL PROVISIONS

        A. Confidentiality. Reference is made to the Non-Disclosure and Developments Agreement between the Employee and the Company dated as of July 25, 1997 (the "NDDA Agreement"). The provisions of Sections 1, 2, 3(a), (b) and (d) and 4 of the NDDA Agreement are hereby incorporated herein in full by reference.

        B. Non-Competition. The Employee agrees that, except as otherwise provided herein, during the Employment and for (x) a period of two (2) years after any Termination Date applicable to any termination of the Employment under
Section 5(A)(ii) or Section 5(B)(i)(b), and (y) a period of one (1) year after any Termination Date applicable to any termination of the Employment under
Section 5(A)(iii), Employee will not directly or indirectly, whether or not for compensation and whether or not as an employee, be engaged in or have any impermissible financial interest in any business that is in fact competing with the Company (a "competing business"). For purposes of this Agreement, the Employee shall be deemed to be engaged in a competing business if the business is a pan-regional, community based, consumer oriented, internet service focused on Latin America, and Employee is an employee, officer, director, partner or consultant of such competing business or has an impermissible financial interest therein. For purposes of this Agreement, the Employee shall only be deemed to have an impermissible financial interest in a competing business if Employee is a partner or shareholder therein, except as provided hereafter. Employee shall be deemed to have an impermissible financial interest in any competing Publicly Traded business if Employee (i) during the Employment, beneficially or directly owns more than one percent (1%), and (ii) following any Termination Date, directly owns more than three percent (3%) or beneficially owns more than five percent (5%), in each case of any class of securities of such Publicly Traded company, whether or not Employee is an officer, director, partner, employee or consultant thereto.

        C. Non-Solicitation. The Employee agrees that during the Employment and for a period of one (1) year after any Termination Date applicable to any termination of the Employment under Section 5(A)(ii), Employee shall not employ, or advise or recommend to any person that they employ, any person who is employed by the Company or any of its controlled Affiliates during the Employment or on the Termination Date, as the case may be, or induce such person to accept employment other than with the Company or its Affiliates, provided that the Employee shall be permitted to respond to requests for references from prospective employers with respect to any such employers.

        D. Injunctive Relief. The Employee recognizes that a breach of his obligations under paragraphs (A) through (C) above would cause irreparable harm to the Company and, provided that as a precondition the Company has previously tendered all sums that are due and payable to the Employee under the terms of this Agreement, the Company shall be entitled to preliminary and permanent injunctions enjoining violations thereof as a non-exclusive remedy.

        E. Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect,

        (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement,

        (ii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein (except that this clause
(ii) shall not prohibit any modification allowed under Section 7(J)),

        (iii) if the effect of a holding or finding that any such provision is invalid, illegal or unenforceable is to modify to the Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to the Employee intended by the Company and Employee in entering into this Agreement, the Company shall, within thirty (30) days after the date of such finding or holding, negotiate and expeditiously enter into an agreement with the Employee which contains alternative provisions (reasonably acceptable to the Employee and the Company) that will restore to the Employee (to the extent lawfully permissible) substantially the same economic, substantive and income tax benefits and legal rights the Employee would have enjoyed had such provision been upheld as legal, valid and enforceable, and

        (iv) if any provision of this Agreement or portion hereof is so broad, in scope or duration, as to be unenforceable, such provision or portions thereof shall be interpreted to be only so broad as to be legal, valid and enforceable.

        F. Non-exclusivity of Rights. Nothing herein shall prevent the Employee's continuing or future participation in any Compensation Plan or, subject to Section 5.F., limit or otherwise affect such rights as the Employee may have under any other contract or agreement with the Company. Vested benefits and other amounts to which the Employee is or becomes entitled to receive under any Compensation Plan on or after the Termination Date shall be payable in accordance with that Compensation Plan, except as expressly modified hereby.

        G. Full Settlement. The Company's obligations to make the payments provided for, and otherwise to perform its undertakings, in this Agreement shall not be affected by any right of set-off, counterclaim, recoupment, defense or other action, claim or right the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any provision hereof, and those amounts shall not be reduced, regardless of whether the Employee obtains other employment or becomes self-employed.

        H. Survival. The obligations of the parties hereto under Sections 4, 5, 6(C), 7, 8 and 9 shall survive the Termination Date.

        I. Successors.

        (i) This Agreement is personal to the Employee and, without the prior written consent of the other party, is not assignable or delegable by the Employee (otherwise than by transfer of rights by will or the laws of descent and distribution) or by the Company.

        (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns and this Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives acting in their capacities as such pursuant to applicable law.

        (iii) The Company shall require any successor (direct or indirect and whether by purchase, merger, consolidation, share exchange or otherwise) to the business, properties and assets of the Company substantially as an entirety expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform it had no such succession taken place.

        J. Amendments; Waivers. This Agreement may not be amended or modified except by a written agreement executed and delivered by the parties hereto or their respective successors or legal representatives acting in their capacities as such pursuant to applicable law.

        K. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the appropriate Person at the address of such Person set forth below (or at such other address as such Person may designate by written notice to each other party in accordance herewith):

        (i) if to the Employee, addressed as follows:

               Jack C. Chen

               18 Montgomery Lane
               Greenwich, CT 06830

               and

        (ii)   if to the Company, addressed as follows:

               StarMedia Network, Inc.
               29 West 36th Street
               5th Floor
               New York, NY  100018

        In the case of any Notice of Termination for Good Reason, with copies to each member of the Board.

        L. No Waiver. The failure of the Company or the Employee to insist on strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed a waiver of that provision or of any other provision of or right under this Agreement.

        M. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to any principles of conflicts of laws.

        N. Jurisdiction and Venue. The Company and the Employee irrevocably consent with respect to any action, suit or other legal proceeding pertaining directly to this Agreement or to the interpretation or enforcement of any of the Company's or the Employee's right hereunder to service of process in the State of New York and hereby waives any right to contest or oppose receipt of such service of process in New York, provided such Person actually received such process by mail or electronic communication. The Company and the Employee irrevocably

        (i) agree that any such action, suit or other legal proceeding may be brought in New York, New York; and

        (ii) consent to the jurisdiction of any appropriate court in such city in any such action, suit or other legal proceeding; and

        (iii) waive any objection it may have to the laying of venue of any such action, suit or other legal proceeding in any of such courts.

        O. Headings. The headings of Sections and subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        P. Interest. If any amounts required to be paid or reimbursed to the Employee hereunder are not so paid or reimbursed at the times provided herein, those amounts shall accrue interest compounded daily at the annual percentage rate which is three percentage points (3%) above the interest rate announced by Citibank, N.A. (or its successor) from time to time, as its prime lending rate for commercial loans in New York City, from the date those amounts were required to have been paid or reimbursed to the Employee until those amounts are finally and fully paid or reimbursed; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

        Q. Publicity. The Company agrees with the Employee that, except to the extent required by law or legal process (including reporting and public disclosure contemplated under the Exchange Act and the Securities Act) and any other law giving any Person a private right of action or suit, neither the Company nor the Employee will make or publish, without the prior written consent of the other, any written or oral statement concerning the terms of the Employee's employment relationship with the Company and will not, if a Notice of Termination is given by either the Company or the Employee for any reason, publish or cause to be published any statement concerning the Company's relationship with the Employee or the Employee's relationship with the Company, including Employee's work-related performance or the reasons or basis for the giving of that Notice of Termination.

        R. Tax Withholding. Notwithstanding any other provision hereof, the Company may withhold from amounts payable hereunder all Federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        S. Entire Agreement. The Company and the Employee agree that this Agreement supersedes all prior written and oral agreements between them with respect to the employment of the Employee by the Company (including the Employment Agreement dated as of July 25, 1997), but, except as provided in
Section 5(F), has no effect on any Compensation Plan in which the Employee was participating in prior to the Effective Date. =======

        8.      LITIGATION COSTS

        In the event of litigation over the terms or breach of this Agreement, the prevailing party shall be entitled to recover litigation costs and attorneys fees from the non-prevailing party.

        9.      INDEMNIFICATION

        The Employee shall be indemnified by the Company for all liabilities relating to or arising from his status as an officer or a director of the Company, and any actions committed or omitted by the Employee in such capacity, to the maximum extent permitted by the law of Delaware, the state of the Company's incorporation, and the law of the state of incorporation of any subsidiary of the Company of which the Employee is a director or an officer or employee, as the same may be in effect from time to time.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year indicated above.


                                        STARMEDIA NETWORK, INC.


                                        Name:
                                        Title:



                                        JACK C. CHEN